Exhibit 4.1

RESTATED CERTIFICATE OF INCORPORATION

OF

WMS INDUSTRIES INC.

THE UNDERSIGNED HEREBY CERTIFIES:

The following Restated Certificate of Incorporation of WMS Industries Inc. (i) restates the provisions of the Certificate of Incorporation of WMS Industries Inc. originally filed with the Secretary of State of Delaware on November 20, 1974 under the name Williams Electronics, Inc. and (ii) supersedes the original Certificate of Incorporation and all prior amendments and restatements thereto in their entirety.

FIRST:    The name of the corporation (hereinafter called the “corporation”) is: WMS INDUSTRIES INC.

SECOND:    The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 160 Greentree Drive, Suite 101, City of Dover, County of Kent and the name of the registered agent of the corporation in the State of Delaware is National Registered Agents, Inc.

THIRD:    The nature of the business or purposes to be conducted or promoted is to manufacture, sell, lease or otherwise deal in coin-operated amusement games of every type and variety and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:    The Amended and Restated Certificate of Incorporation herein has been duly adopted by the Board of Directors, and approved by the shareholders of the Corporation in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law.

The total number of all classes of stock which the corporation shall have authority to issue shall be 205,000,000, of which 200,000,000 shares shall be Common Stock, having a par value of $.50 per share; and 5,000,000 shares shall be Preferred Stock, having a par value of $.50 per share.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of each class of stock of the corporation shall be the same in all respects, as though shares of one class, except as follows:

(i) Issuance

a.    The Preferred Stock may be issued from time to time in one or more series, each of such series to have such powers, designations, preferences, and relative participating, optional or other special rights, and such qualifications, limitations or restrictions thereon as expressly provided herein, or to the extent provided by law, in a resolution or resolutions, providing for the issuance of such series, adopted by the board of directors which is hereby vested with authority in respect thereof. Without limiting the generality of the foregoing, the board of directors is hereby expressly empowered, subject to the provisions of this Article FOURTH, to provide for the issuance of Preferred Stock at any time and from time to time in one or more series and to fix, as to each such series, by resolutions or resolutions providing for the issuance of such series:

(1) the number of shares to constitute such series and the designation thereof;

(2) the voting power of holders of stock of such series, if any, and the board of directors may, without limitation, determine the vote or fraction of vote to which such holders may be entitled, the events upon the occurrence of which such holders may be entitled to vote and the board of directors may determine to restrict or eliminate entirely the right of such holders to vote;

(3) the rate of dividend, if any, and the extent of further participation in dividend distribution, if any, and whether dividends shall be cumulative or non-cumulative;

(4) whether or not such series shall be redeemable and if so, the terms and conditions upon which shares of such series shall be redeemable;

(5) the extent, if any, to which such series shall have the benefit of any sinking fund provisions for the redemption or purchase of shares;

(6) the rights, if any, of such series in the event of the dissolution of the corporation or upon any distribution of the assets of the corporation;

(7) whether or not the shares of such series shall be convertible and if so, the terms and conditions on which shares of such series shall be convertible; and

(8) such other power, designations, preferences and relative participating, optional or other special rights, and such qualifications, limitations or restrictions thereon, as and to the extent permitted by law.

b.    Except as otherwise provided by law, the board of directors shall have full authority to issue, at any time and from time to time, shares of the corporation’s Common Stock in any manner and amount and for such consideration as it, in its absolute discretion, shall determine.

(ii) Voting Rights

Except as otherwise expressly required by law, in all matters as to which the vote of consent of stockholders of the corporation shall be required to be taken, the holders of the shares of the Common Stock shall be entitled to one vote for each share of such stock held by them. Except as otherwise expressly required by law, in all matters as to which the vote or consent of stockholders of the corporation shall be required to be taken, the holders of the Preferred Stock shall have such voting rights as may be determined from time to time by the board of directors, by resolution or resolutions providing for the issuance of such Preferred Stock or any series thereof.

(iii) Conversion

a.    The board of directors of the corporation, by the resolution adopted for the purpose of establishing any series of Preferred Stock may fix and determine the ratios and the terms and conditions under which such series of Preferred Stock may or shall be converted into shares of another series of Preferred Stock or shares of any other class of stock of the corporation.

b.    No fractional shares shall be issued upon any conversion pursuant to this Article FOURTH. In lieu thereof, the corporation shall (1) pay to the holders otherwise entitled to fractional shares cash, equal to the market value thereof as at the date of conversion, such market value to be determined in good faith by the board of directors of the corporation; or (2) issue and deliver to them scrip or warrants which shall entitle the holder thereof to receive a certificate for a full share upon surrender of such scrip or warrants aggregating a full share, such scrip or warrants to be in such form and to contain such provisions as shall be determined by the board of directors of the corporation. Upon conversion, no allowance or adjustment shall be made with respect to shares of Preferred Stock for cash dividends declared but unpaid on such stock.

(iv) Dividends

a.    The holders of the Preferred Stock shall be entitled to fixed dividends when and as declared and at the rates determined by the resolution of the board of directors which establishes the series to which the rates shall apply. Said resolution may determine whether the said dividends shall be cumulative, the time fixed for payment thereof, whether the said dividends shall be set aside or paid before, on a par with, or only after, the dividends shall be set aside or paid on the Common Stock.

b.    The holders of Common Stock shall be entitled to receive, as and when declared and made payable by the board of directors, and after all dividends, current and accrued, shall have been paid or declared and set apart for payment upon the Preferred Stock, to the extent the board of directors shall have directed the dividends on Preferred Stock to be paid, or declared and set apart for payment before the payment or setting apart of dividends on the Common Stock, such dividend as may be declared by the board of directors from time to time. Each share of Common Stock shall in all ways be treated equally in respect of dividends.

(v) Liquidation or Dissolution

a.    The board of directors, by the resolution which establishes a series of Preferred Stock, shall determine a fixed liquidation amount applicable to said series. Said resolution may determine (1) that said series shall participate in any distribution on liquidation, dissolution or winding-up of the affairs of the corporation before the payment, in full or in part, of the fixed liquidation amounts payable with respect to the Common Stock; (2) that said series shall participate in any distribution on liquidation, dissolution or winding-up of the affairs of the corporation, ratably with the Common Stock (or any other series of Preferred Stock having liquidation rights on a part with the Common Stock) in proportion to amounts equal to the fixed liquidation amounts of the shares as participating plus dividends thereon which have been declared and are unpaid; or (3) that said shares shall participate in any distribution on liquidation, dissolution or winding-up of the affairs of the corporation only after the payment, in full or in part, of the fixed liquidation amounts plus dividends thereon which have been declared and are unpaid on the Common Stock (and any series of Preferred Stock having liquidation rights on a par with the Common Stock). Said shares shall have liquidation preferences and rights as determined in said resolution or resolutions.

b. In the event of liquidation or dissolution the holders of the Common Stock shall be entitled to receive out of the assets of the corporation, after payment of debts and liabilities, a pro rata distribution in proportion to the respective number of shares of Common Stock held by each of them; provided, however, (1) in the event the board of directors of the corporation establishes one or more series of Preferred Stock entitled to a distribution on liquidation, dissolution or winding-up of the affairs of the corporation before any such distribution shall be made with respect to the Common Stock, such liquidation preference in favor of the Preferred Stock shall be paid before the liquidation amount payable to the holders of Common Stock pursuant to this subparagraph b. shall be paid; and (2) in the event the board of directors of the corporation establishes one or more series of Preferred Stock entitled to participate ratably with holders of shares of the Common Stock in any distribution on liquidation, dissolution or winding-up of the affairs of the corporation, the holders of the Common Stock shall participate ratably with each said series of Preferred Stock so entitled as set forth in paragraph a. (2) above.

FIFTH:    The corporation is to have perpetual existence.

SIXTH:    Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder there of or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on this corporation.

SEVENTH:    In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

(i) to make, alter, or repeal the by-laws, and to adopt any new by-law, of the corporation;

(ii) By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

(iii) When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

EIGHTH:    None of the directors of the corporation shall be required to be stockholders thereof.

NINTH:    The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, (i) indemnify all officers and directors of the corporation from and against any and all expenses (including attorneys’ fees), liabilities or other matters permitted by said section, and (ii) advance to each officer and director expenses (including attorneys’ fees) incurred by such officers and directors in defending a civil or criminal action, suit or proceeding. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any rights of indemnification or advancement of expenses to which any officer or director may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be officers or directors of the corporation and shall inure to the benefit of the heirs, executors and administrators of such persons.

To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

TENTH:    From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

* * *

Signed and attested to on December 10, 2009.

Attest:

/s/ Kathleen J. McJohn
Kathleen J. McJohn
V.P., General Counsel and Secretary

/s/ Brian R. Gamache
Brian R. Gamache
Chairman and Chief Executive Officer